EXHIBIT C


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                           [Name of Insurance Company]
                           [Name of Separate Account]
                                [Product Name(s)]

                             NOTICE OF SUBSTITUTION

         The proposed substitutions of shares we notified you about earlier this year have been completed. Shares of Met Investors Series Trust and Metropolitan
Series Fund, Inc. have taken the place of the Existing Funds as variable investment options in your Contract [Policy] as shown below.



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Prior Fund                                                            Replacement Fund of MIST or Met Series Fund



------------------------------------------------------------          -----------------------------------------------

------------------------------------------------------------          -----------------------------------------------
DWS Conservative Allocation VIP                                       MetLife Moderate Strategy Portfolio
Deutsche Investment Management Americas Inc.                          MetLife Investors Advisory, LLC
..

                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
DWS Growth Allocation VIP                                             MetLife Growth Strategy Portfolio
Deutsche Investment Management Americas Inc.                 ->       MetLife Investors Advisory, LLC
------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
DWS Moderate Allocation VIP                                           MetLife Balanced Strategy Portfolio
---------------------------                                           -----------------------------------
Deutsche Investment Management Americas Inc.                          MetLife Investors Advisory, LLC


                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Janus (Aspen Series) Forty Portfolio                                  Janus Forty Portfolio
------------------------------------                                  ---------------------
Janus Capital Management LLC                                 ->       Janus Capital Management LLC
------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
Legg Mason Partners Variable Equity Index Portfolio                   MetLife Stock Index Portfolio
----------------------------------------------------                  -----------------------------
Legg Mason Partners Fund Advisors, LLC                       ->       MetLife Investment Advisors Company, LLC
(Batterymarch Financial Management, Inc.)
------------------------------------------------------------          -----------------------------------------------



------------------------------------------------------------          -----------------------------------------------
UIF Core Plus Fixed Income Portfolio                                  BlackRock Bond Income Portfolio
----------------------------                                          -------------------------------
Morgan Stanley Investment Management, Inc.                            BlackRock Advisors, LLC
                                                             ->


------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
PIMCO (VIT) Total Return Portfolio                                    PIMCO Total Return Portfolio
----------------------------------                                    ----------------------------
Pacific Investment Management Company LLC                             Pacific Investment Management Company, LLC

                                                             ->


------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Pioneer Strategic Income VCT Portfolio                                Pioneer Strategic Income Portfolio
--------------------------------------                                ----------------------------------
Pioneer Investment Management, Inc.                                   Pioneer Investment Management, Inc.
                                                             ->

------------------------------------------------------------          -----------------------------------------------


------------------------------------------------------------          -----------------------------------------------
Van Kampen LIT Comstock Portfolio                                     Van Kampen Comstock Portfolio
---------------------------------                                     -----------------------------
Van Kampen Asset Management                                  ->       Morgan Stanley Investment Management, Inc.
                                                                      d/b/a Van Kampen

------------------------------------------------------------          -----------------------------------------------



Your account value in the variable investment option is the same as before the substitution. However, the number of units you received in the Replacement Fund may be different from the number of units in your Prior Fund, due to any difference in unit values.

The elections you had on file for the Prior Fund for the allocation of account value, premium payments and deductions have been redirected to the Replacement Fund. If you are in the Accumulation Phase (the Purchase Period) of your Contract [Policy], you may make one transfer of amounts in your Contract [Policy], among one or more of the variable investment options and the fixed option without restrictions as usual, subject to the Company's "market timing" restrictions. If you are in the Payout Period of your Contract [Policy], you may make one transfer of amounts in your Contract [Policy] among one or more of the variable investment options in the next 30 days subject to the Company's "market timing" restrictions.

Please contact us at 1-800-________________ if you have any questions.